Exhibit 99.2

TRIARC COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

          The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 of Triarc Companies, Inc. (“Triarc” and, collectively with its subsidiaries, the “Company”) have been prepared by adjusting those financial statements, as derived, reclassified, restated and condensed, as applicable, from the audited consolidated statement of operations for the year ended December 31, 2006 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) and from the unaudited condensed consolidated balance sheet as of September 30, 2007 and statement of operations for the nine months ended September 30, 2007 in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (the “Form 10-Q”) to reflect the sale (the “Deerfield Sale”) of Deerfield & Company, LLC (“Deerfield”). In addition, the condensed consolidated statement of operations for the year ended December 31, 2006 has been restated for the effect of the adoption of FASB Staff Position No. AUG–AIR-1 “Accounting for Planned Major Maintenance Activities” (“FSP AIR-1”), effective January 1, 2007 (see “Restatement” under “Notes to Unaudited Pro Forma Condensed Consolidated Statements Of Operations”).

          The unaudited pro forma condensed consolidated financial statements have been prepared as if the Deerfield Sale had occurred as of September 30, 2007 for the unaudited pro forma condensed consolidated balance sheet and as of January 2, 2006 for the unaudited pro forma condensed consolidated statements of operations. Certain of the adjustments to the unaudited pro forma condensed consolidated financial statements and the effect thereof on the unaudited pro forma financial statements are based on estimates and are subject to change. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of operations and should be read in conjunction with those statements. The unaudited pro forma condensed consolidated financial statements should also be read in conjunction with the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 contained in the Form 10-K and the Form 10-Q, respectively.

          The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the actual financial position or results of operations of the Company had the Deerfield Sale occurred on September 30, 2007 or January 2, 2006, respectively, or of the future financial position or results of operations of the Company.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2007

	As
	Reported	Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$134,572	$(14,139)	(a)	$120,433
Short-term investments not pledged as collateral	23,159	(2,615)	(a)	101,649
		81,105	(b)
Short-term investments pledged as collateral	5,122	(5,122)	(a)	--
Investment settlements receivable	17,452	--		17,452
Accounts and notes receivables	27,788	(8,667)	(a)	19,121
Inventories	9,744	--		9,744
Deferred income tax benefit	26,540	(353)	(a)	26,187
Prepaid expenses and other current assets	27,435	(3,912)	(a)	23,523
Total current assets	271,812	46,297		318,109
Restricted cash equivalents	39,544	--		39,544
Investments	82,705	(2,990)	(a)	79,715
Investment in Deerfield	--	87,651	(a)	--
		(87,651)	(b)
Properties	512,268	(10,716)	(a)	501,552
Goodwill	524,816	(54,111)	(a)	470,705
Other intangible assets	66,174	(19,207)	(a)	46,967
Notes receivable from affiliates	--	46,224	(b)	46,224
Deferred income tax benefit	10,711	(10,711)	(d)	--
Other deferred costs and other assets	22,376	(1,113)	(a)	19,852
		(1,411)	(b)
	$1,530,406	$(7,738)		$1,522,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$3,896	$(2,396)	(a)	$1,500
Current portion of long-term debt	17,844	(2,000)	(a)	15,844
Accounts payable	52,018	(116)	(a)	51,902
Accrued expenses and other current liabilities	156,683	(16,920)	(a)	139,763
Current liabilities relating to discontinued operations	9,027	--		9,027
Deferred compensation payable to related parties	36,163	--		36,163
Total current liabilities	275,631	(21,432)		254,199
Long-term debt	720,357	--		720,357
Deferred income	14,285	(114)	(a)	14,171
Deferred income taxes	--	1,159	(d)	1,159
Minority interests in consolidated subsidiaries	9,093	(8,547)	(a)	5,841
		5,295	(c)
Other liabilities	82,531	(5,829)	(a)	76,702
Stockholders’ equity:
Class A common stock	2,955	--		2,955
Class B common stock	6,402	--		6,402
Additional paid-in capital	289,480	--		289,480
Retained earnings	142,020	38,267	(b)	163,122
		(5,295)	(c)
		(11,870)	(d)
Common stock held in treasury	(16,806)	--		(16,806)
Accumulated other comprehensive income	4,458	628	(a)	5,086
Total stockholders’ equity	428,509	21,730		450,239
	$1,530,406	$(7,738)		$1,522,668

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET

Pro Forma Adjustments

(a)	To eliminate the assets, liabilities and accumulated other comprehensive deficit of, or related to, Deerfield and reflect the net assets as “Investment in Deerfield”

(b)

To reflect the completion of the Deerfield Sale as if it were consummated on September 30, 2007. The Deerfield Sale resulted in estimated proceeds to the Company aggregating approximately $134,618,000 consisting of (1) 9,629,000 preferred shares (the “Preferred Shares”) of Deerfield Triarc Capital Corp. (the “REIT”) with an estimated fair value of $88,394,000 and (2) $48,000,000 principal amount of senior secured notes of the REIT due 2012 (the “Notes”) with an estimated fair value of $46,224,000. The estimated fair values of the Preferred Shares and the Note are preliminary. The estimated fair value of the Preferred Shares was based upon the closing price of the REIT common stock on the closing date of the Deerfield Sale of $9.18 per share since the Preferred Shares are mandatorily convertible into REIT common stock on a one-for-one basis upon approval by the REIT shareholders. The estimated fair value of the Notes was based on the present value of the probability weighted average of expected cash flows from the Notes. The $81,105,000 carrying value of the Preferred Shares excludes a $7,289,000 portion of the recognized gain on the sale of Deerfield that the Company cannot recognize because of its approximate 16% continuing interest in Deerfield through its ownership in the Preferred Shares and common stock of the REIT it already owns. The Preferred Shares are mandatorily redeemable seven years after issuance and, as such, are being accounted for as available-for-sale debt securities. The sale of Deerfield results in an estimated pretax gain of $38,267,000 before minority interests representing the excess of the $134,618,000 proceeds over (1) the net assets of Deerfield of $87,651,000, (2) the $7,289,000 portion of the gain on sale of Deerfield that the Company cannot recognize because of its continuing equity interest in Deerfield and (3) estimated related Company expenses of $1,411,000. The expenses of $1,411,000 were incurred by the Company prior to September 30, 2007 and are reflected in “Other deferred costs and other assets.” Expenses related to the Deerfield Sale incurred after September 30, 2007 are being paid from Deerfield’s cash which is eliminated in entry (a) above. The estimated proceeds are subject to finalization of a post-closing purchase price adjustment, if any, pursuant to provisions of the Deerfield Sale agreement.

(c)	To reflect minority interests of $5,295,000 in the gain attributable to equity interests held by certain members of the Company’s management indirectly in Deerfield.

(d)	To reflect the income tax effect of entries (b) and (c) at Triarc’s incremental Federal and state income tax rate of 36%.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2006

	As
	Restated(1)	Adjustments		Pro Forma
	(In Thousands Except Per Share Amounts)
Revenues:
Net sales	$1,073,271	$--		$1,073,271
Royalties and franchise and related fees	82,001	--		82,001
Asset management and related fees	88,006	(88,006)	(a)	--
	1,243,278	(88,006)		1,155,272
Costs and expenses:
Cost of sales, excluding depreciation and amortization	778,592	--		778,592
Cost of services, excluding depreciation and amortization	35,277	(35,277)	(a)	--
Advertising and promotions	78,619	--		78,619
General and administrative, excluding depreciation
and amortization	235,775	(26,728)	(a)	209,047
Depreciation and amortization, excluding amortization of
deferred financing costs	66,227	(7,318)	(a)	58,909
Facilities relocation and corporate restructuring	3,273	--		3,273
Loss on settlements of unfavorable franchise rights	887	--		887
	1,198,650	(69,323)		1,129,327
Operating profit	44,628	(18,683)		25,945
Interest expense	(114,088)	660	(a)	(113,428)
Loss on early extinguishments of debt	(14,082)	--		(14,082)
Investment income, net	80,198	(4,454)	(a)	89,706
		13,962	(b)
Gain on sale of unconsolidated businesses	3,981	--		3,981
Other income, net	4,696	906	(a)	11,403
		5,266	(c)
		535	(d)
Income from continuing operations before
income taxes and minority interests	5,333	(1,808)		3,525
(Provision for) benefit from income taxes	(4,613)	4,682	(a)	(6,000)
		(6,069)	(f)
Minority interests in income of consolidated subsidiaries	(11,523)	8,823	(a)	(5,604)
		(2,904)	(e)
Loss from continuing operations	$(10,803)	$2,724		$(8,079)
Basic and diluted loss from continuing operations per share
of Class A common stock and Class B common stock	$(.12)			$(.09)

TRIARC COMPANIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2007

	As
	Reported	Adjustments		Pro Forma
	(In Thousands Except per Share Amounts)
Revenues:
Net sales	$830,566	$--		$830,566
Royalties and franchise and related fees	62,855	--		62,855
Asset management and related fees	49,659	(49,659)	(a)	--
	943,080	(49,659)		893,421
Costs and expenses:
Cost of sales, excluding depreciation and amortization	610,799	--		610,799
Cost of services, excluding depreciation and amortization	19,760	(19,760)	(a)	--
Advertising and promotions	59,316	--		59,316
General and administrative, excluding depreciation
and amortization	155,567	(16,633)	(a)	138,934
Depreciation and amortization, excluding amortization of
deferred financing costs	54,411	(8,003)	(a)	46,408
Facilities relocation and corporate restructuring	81,254	--		81,254
	981,107	(44,396)		936,711
Operating loss	(38,027)	(5,263)		(43,290)
Interest expense	(46,164)	304	(a)	(45,860)
Investment income, net	39,690	5,571	(a)	55,949
		10,688	(b)
Gain on sale of unconsolidated business	2,558	--		2,558
Other income, net.	3,308	(239)	(a)	7,046
		3,949	(c)
		28	(d)
Loss from continuing operations before income
taxes and minority interests	(38,635)	15,038		(23,597)
(Provision for) benefit from income taxes	24,385	898	(a)	20,798
		(4,485)	(f)
Minority interests in income of consolidated subsidiaries	(2,832)	2,801	(a)	(2,239)
		(2,208)	(e)
Loss from continuing operations	$(17,082)	$12,044		$(5,038)
Basic and diluted loss from continuing operations per share
of Class A common stock and Class B common stock	$(.19)			$(.05)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

Restatement

(1)

The unaudited condensed consolidated statement of operations for the year ended December 31, 2006 has been restated for the adoption of FSP AIR-1, effective January 1, 2007. As a result, the Company now accounts for scheduled major aircraft maintenance overhauls in accordance with the direct expensing method under which the actual cost of such overhauls is recognized as expense in the period it is incurred. Previously, the Company accounted for scheduled major maintenance activities in accordance with the accrue-in-advance method under which the estimated cost of such overhauls was recognized as expense in periods through the scheduled date of the respective overhaul with any difference between estimated and actual cost recorded in results from operations at the time of the actual overhaul. The effect of this adoption on the consolidated statement of operations for the year ended December 31, 2006 was to reduce general and administrative expenses by $621,000 and to increase the provision for income taxes by $224,000, resulting in a $397,000 net reduction of loss from continuing operations, representing a $.01 reduction of loss per share from continuing operations.

Pro Forma Adjustments

(a)

To eliminate the results of operations of Deerfield, including related income taxes and minority interests, to reflect the completion of the Deerfield Sale as if it were consummated on January 2, 2006.

(b)

To reflect dividend income on the Preferred Shares received in the Deerfield Sale. The Preferred Shares provide for quarterly dividends per share equal to those paid by the REIT on its common stock, but not less than $.12 per share. The dividends per share on the REIT common stock exceeded the $.12 per share with respect to each quarter during the year ended December 31, 2006 and the nine-months ended September 30, 2007 and aggregated $1.56 per share and $1.26 per share, respectively. However, pro forma dividend availability for the REIT’s common and preferred stock would have been only $1.45 per share and $1.11 per share for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively, assuming each share of the REIT’s common and preferred stock shared equally in the pro forma cash available for distribution of the combined REIT and Deerfield entities. Such pro forma dividend availability has been used for purposes of calculating this entry (b).

(c)

To reflect interest income on the Notes received in the Deerfield Sale, including accretion of the difference between the principal amount and the estimated fair value of the Notes described in entry (b) to the accompanying unaudited pro forma condensed consolidated balance sheet. Such Notes bear annual interest at the three-month London Interbank Offered Rate (“LIBOR”), plus 5%. The annual rate for the calculation of the pro forma interest, other than the accretion which was determined using the interest rate method, was 10.23% based on the LIBOR rate of 5.23% as of September 30, 2007. Each 1/8% increase or decrease in the LIBOR rate would respectively positively or negatively affect pro forma income (loss) from continuing operations before income taxes and minority interests by $60,000 and $45,000 for the year ended December 31, 2006 and the nine months ended September 30, 2007, respectively.

(d)

To reflect the increase in the Company’s equity in the earnings of the REIT resulting from the Company’s continuing interest in Deerfield consisting of the effect of the REIT consolidating the results of Deerfield less the effect of the distribution of approximately 120,000 REIT common shares from the Company to minority interest owners of Deerfield in connection with the Deerfield Sale.

(e)	To reflect the minority interest effect of entries (b) through (d).

(f)	To reflect the income tax effect of entries (b) through (d), net of the effect of entry (e), at Triarc’s incremental Federal and state income tax rate of 36%.

Loss Per Share

     The as reported or as restated, as applicable, and pro forma basic and diluted loss from continuing operations per share has been computed by dividing the allocated loss from continuing operations for the Company's class A common stock and the Company's class B common stock by the weighted average number of shares outstanding of each class. The as reported, or as restated, and pro forma loss from continuing operations was allocated equally among each share of the Company’s class A common stock and the Company’s class B common stock, resulting in the same respective loss per share. Basic and

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS – (continued)

diluted loss per share are the same since the as reported, or as restated, and pro forma results from operations result in losses from continuing operations and, therefore, the effect of all potentially dilutive securities on the losses from continuing operations per share would have been antidilutive.

     Loss from continuing operations per share has been computed by allocating such loss as follows (in thousands):

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2006	2007
Class A common stock:
As reported or restated	$(3,404)	$(5,334)
Pro forma	(2,546)	(1,573)
Class B common stock:
As reported or restated	(7,399)	(11,748)
Pro forma	(5,533)	(3,465)

     The number of shares used to calculate both the as reported or as restated, as applicable, and the pro forma basic and diluted loss from continuing operations per share were as follows (in thousands):

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2006	2007
Weighted average shares outstanding:
Class A common stock	27,301	28,821
Class B common stock	59,343	63,478

Non-recurring Transaction

     The accompanying pro forma condensed consolidated statements of operations do not reflect the non-recurring gain from the Deerfield Sale, as explained in more detail in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. The amount of the non-recurring gain from the Deerfield Sale of $38,267,000 before income taxes and minority interests, or $21,102,000 after income taxes and minority interests, was based on current estimates and determined based on account balances as of September 30, 2007, the date of the accompanying unaudited pro-forma condensed consolidated balance sheet. Since it is non-recurring in nature, the inclusion of this gain or loss would not be representative of the Company’s future results of continuing operations. The Company will record the actual amount of the non-recurring gain in its results of operations during its quarter ending December 30, 2007.